Exhibit 99.1

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK

IN RE ROCKWELL MEDICAL, INC. STOCKHOLDER DERIVATIVE LITIGATION	Lead Case No. 1:19-cv-02373-ARR-RER (Consolidated with Case No. 1:19-cv-02774-ARR-RER)
This Document Relates To: ALL ACTIONS.	Honorable Allyne R. Ross NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE ACTION

TO:
ALL PERSONS OR ENTITIES WHO CURRENTLY HOLD SHARES OF STOCK OF ROCKWELL MEDICAL, INC. ("ROCKWELL" OR THE "COMPANY"), EITHER OF RECORD OR BENEFICIALLY, EXCLUDING DEFENDANTS AND ANY PERSON, FIRM, TRUST, CORPORATION OR OTHER ENTITY RELATED TO, OR AFFILIATED WITH, ANY OF THE DEFENDANTS

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF THE LITIGATION REFERRED TO IN THE CAPTION, AND IT CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS, AND ADEQUACY OF THE PROPOSED SETTLEMENT.

IF YOU HOLD THE STOCK OF ROCKWELL FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

PLEASE NOTE THAT THERE IS NO CLAIMS PROCESS AND NO INDIVIDUAL STOCKHOLDER HAS THE RIGHT TO BE COMPENSATED AS A RESULT OF THE SETTLEMENT DESCRIBED BELOW.

A federal court authorized this Notice. This is not a solicitation from a lawyer.

I.	PURPOSE OF THIS NOTICE

This Notice has been sent to you pursuant to Rule 23.1 of the Federal Rules of Civil Procedure and an Order of the United States District Court for the Eastern District of New York (the "Court"). The purpose of this Notice of Pendency and Proposed Settlement of Derivative Action ("Notice") is to inform you of consolidated derivative actions pending in the Eastern District of New York, captioned In re Rockwell Medical, Inc. Stockholder Derivative Litigation, Lead Case No. 1-19-cv-02373-ARR-RER (the "Litigation"); the proposed settlement of the Litigation (the "Settlement"), memorialized in a stipulation of settlement, dated May 18, 2020 (the "Stipulation"); and the hearing to be held by the Court to review the adequacy, fairness, and reasonableness of the Settlement, and determine whether to enter the Judgment. The Settlement resolves claims putatively brought derivatively on behalf of the Company against nominal defendant Rockwell and certain current and former directors and former officers (together, the "Individual Defendants" and collectively, with the Company, the "Defendants"). Plaintiffs Bill Le Clair and John Post are collectively referred to herein as "Plaintiffs." Together, Plaintiffs and Defendants are collectively referred to herein as the "Settling Parties" or, individually, as a "Party." This Notice describes the rights you may have in connection with the Settlement and what steps you may take in relation to the Settlement. All capitalized terms that are not defined herein shall have the meanings ascribed to them in the Stipulation.
If you are a holder of Rockwell stock, you have a right to participate in a hearing to be held on August 11, 2020, at 10:30 a.m., before the Court at 225 Cadman Plaza East, Brooklyn, NY, Courtroom N2E (the "Settlement Hearing") to (a) determine whether the Settlement should be approved by the Court as adequate, fair, and reasonable; (b) determine whether Judgment should be entered pursuant to the Stipulation; (c) consider Plaintiffs' Counsel's attorneys' fees and expenses and incentive awards for Plaintiffs; and (d) rule on such other matters as the Court may deem appropriate.
If the Court approves the Settlement, the parties will ask the Court at the Settlement Hearing to enter Judgment dismissing the Litigation with prejudice in accordance with the terms of the Stipulation, which will cause the release of the claims asserted in the Litigation. The Court has the right to adjourn the Settlement Hearing or any subsequently scheduled hearing, including the consideration of Plaintiffs' Counsel's attorneys' fees and expenses, without further notice of any kind other than oral announcement at the Settlement Hearing or any subsequently scheduled hearing. The Court also has the right to approve the Settlement at or after the Settlement Hearing with such modifications to the Stipulation as may be consented to by the Settling Parties and without further Notice to Rockwell's current shareholders.
THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES. THIS NOTICE IS SENT FOR THE SOLE PURPOSE OF INFORMING YOU OF THE EXISTENCE OF THIS ACTION AND OF A HEARING ON A PROPOSED SETTLEMENT SO THAT YOU MAY MAKE APPROPRIATE DECISIONS AS TO STEPS YOU MAY WISH TO TAKE IN RELATION TO THIS LITIGATION.

II.	FACTUAL AND PROCEDURAL BACKGROUND

A.	Proceedings in this Derivative Action
Plaintiff Le Clair filed a Verified Stockholder Derivative Complaint on April 23, 2019 in Case No. 1:19-cv-02373, and Plaintiff Post filed a Verified Stockholder Derivative Complaint on May 10, 2019 in Case No. 1:19-cv-02774.
On June 14, 2019, the Court entered an order (the "June 14 Order") which, in part, (i) consolidated Case No. 1:19-cv-02373 and Case No. 1:19-cv-02774 for all purposes, including pre-

trial proceedings and trial; (ii) designated Robbins LLP as lead counsel for Plaintiffs in the Litigation ("Lead Counsel"); and (iii) designated the Law Offices of Thomas G. Amon as liaison counsel for Plaintiffs in the Litigation ("Liaison Counsel").
Plaintiffs filed their Verified Consolidated Stockholder Derivative Complaint (the "Consolidated Complaint") on October 28, 2019. Plaintiffs allege that they made demands on Rockwell's Board to investigate and take action against the Defendants, and allege in the Consolidated Complaint that the Board wrongfully ignored – and therefore effectively refused – Plaintiffs' demands. The Consolidated Complaint alleges, inter alia, that the Individual Defendants breached their duty of loyalty to the Company because they knew or were reckless in not knowing that: (i) the Centers for Medicare & Medicaid Services had already denied Rockwell’s proposal for separate reimbursement of its drug Triferic by no later than March 27, 2018, of which Rockwell was well aware; (ii) Rockwell’s estimated reserve figures were understated; (iii) the denial of separate reimbursement of Triferic has significant implications to the Company’s reserves and future projections; (iv) the Company was experiencing known but undisclosed deficiencies in its internal controls; and (v) as a result, Rockwell’s representations concerning the effectiveness of its internal controls and certifications pursuant to the Sarbanes-Oxley Act of 2002 were improper.

B.	Proceedings in the Related Federal Securities Actions
Two putative securities class actions, titled Too v. Rockwell Medical, Inc., et al., No. 1:18-cv-04253, and Spock v. Rockwell Medical, Inc., et al., No. 2:18-cv-4993 (the "Securities Class Actions"), alleging some of the same misstatements alleged in the Litigation, were filed on July 27, 2018 and September 4, 2018, respectively. On October 10, 2018, those actions were consolidated into a single action (the “Securities Class Action”). On December 10, 2018, the plaintiffs in the Securities Class Action filed a consolidated complaint, alleging violations of Section 10(b) of the

Securities Exchange Act of 1934 (the "Exchange Act") and Rule 10b-5 promulgated thereunder, and Section 20(a) of the Exchange Act. Defendants in the Securities Class Action filed answers to the consolidated complaint on February 18, 2019.
On June 3, 2019, the parties to the Securities Class Action entered into a memorandum of understanding that set forth, among other things, their agreement to settle and release all claims asserted against the defendants in the Securities Class Action in exchange for a cash payment by or on behalf of the defendants of $3,700,000. On February 26, 2020, this Court fully and finally approved the parties’ settlement and dismissed all of the claims asserted against the defendants in the Securities Class Action with prejudice.

C.	Settlement Efforts in the Derivative Litigation
The parties commenced discussions about a potential early resolution of this Litigation in the summer of 2019. Lead Counsel sent a settlement demand to counsel for the Defendants on August 16, 2019. Over the following five months, the parties negotiated in good faith the possibility of a settlement, including potential corporate reforms. On or about January 16, 2019, the parties reached an agreement in principle as to the substantive consideration for the settlement (i.e., the corporate governance reforms, described in Section VI, infra).
After reaching agreement on the substantive consideration for the Settlement, the parties separately negotiated in good faith and on an informed basis the amount of attorneys' fees to be paid to Plaintiffs' Counsel in recognition of the substantial benefits the Defendants, as described in Section V below, acknowledge the corporate governance reforms will provide to Rockwell as a result of Plaintiffs' Counsel's efforts. The Settling Parties then documented the Settlement in the Stipulation.

III.	PLAINTIFFS' CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs believe that the Litigation has substantial merit, and Plaintiffs' entry into the Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Litigation. However, Plaintiffs and Plaintiffs' Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Litigation against the Defendants through trial and possible appeals. Plaintiffs' Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Litigation, as well as the difficulties and delays inherent in such litigation. Plaintiffs' Counsel are also mindful of the inherent problems of establishing standing in derivative litigation, and the possible defenses to the claims alleged in the Litigation.
Plaintiffs' Counsel states that they have conducted extensive investigation and analysis, including, inter alia: (i) reviewing Rockwell's press releases, public statements, U.S. Securities and Exchange Commission ("SEC") filings, and securities analysts' reports and advisories about the Company; (ii) reviewing related media reports about the Company; (iii) researching applicable law with respect to the claims alleged in the Litigation and potential defenses thereto; (iv) preparing and filing derivative complaint(s); (v) conducting extensive damages analyses; (vi) researching Rockwell's existing and historical corporate governance practices and processes, corporate governance processes at Rockwell's peer companies, and industry-wide best practices; (vii) reviewing non-public documents produced by certain Defendants; (viii) preparing a detailed settlement demand that helped set the framework for settlement negotiations and ultimately the Settlement; (ix) evaluating the merits of the Securities Class Action and the potential liability of the defendants in the Securities Class Action, including the settlement of the Securities Class Action;

and (x) negotiating this Settlement, including researching corporate governance best practices and negotiating the Reforms.
Based on its investigation and analysis, Plaintiffs' Counsel believe that the Settlement is fair, reasonable, and adequate, and confers a substantial benefit upon Rockwell. Based upon Plaintiffs' Counsel's investigation and analysis, Plaintiffs have determined that the Settlement is in the best interests of Rockwell and have agreed to settle the Litigation upon the terms and subject to the conditions set forth in the Stipulation.

IV.	DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY
Defendants have denied and continue to deny that they violated the federal securities laws or any laws and maintain that their conduct was at all times proper and in compliance with all applicable law. Defendants have denied and continue to deny specifically each and all of the claims and contentions alleged in the Litigation, along with all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Litigation. Defendants also have denied and continue to deny, inter alia, the allegations that any of the Defendants have committed, have attempted or conspired to commit, or have aided and abetted any violations of law or breaches of any duties owed to Rockwell, any of the Plaintiffs, or any other Rockwell shareholder, or otherwise have been unjustly enriched or acted in any improper manner. In addition, the Defendants maintain that they have meritorious defenses to all claims alleged in the Litigation.
Defendants are entering into the Stipulation to eliminate the uncertainty, burden, and expense of further protracted litigation. As set forth in Paragraphs 7.3 and 9.3, the Stipulation shall in no event be construed as or deemed to be evidence of an admission or concession by Defendants or any of the Released Persons. Each of the Defendants denies any wrongdoing, and the Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any of the Defendants with respect to any claim or allegation of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that the Defendants have, or could have, asserted. Similarly, the Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any Plaintiff of any infirmity in any of the claims asserted in the Litigation, or an admission or concession that any of the Defendants' defenses to liability had any merit. Each of the Settling Parties recognizes and acknowledges, however, that the Litigation has been initiated, filed, and prosecuted by Plaintiffs in good faith and defended by Defendants in good faith and that the Litigation is being voluntarily settled with the advice of counsel. As described in Section V below, Defendants also acknowledge that the Settlement confers substantial benefits on the Company and its stockholders.

V.	INDEPENDENT DIRECTOR APPROVAL
Rockwell, acting through its independent, non-defendant directors, reviewed the allegations and the Settlement terms, and in a good faith exercise of business judgment determined that (1) the terms of the Settlement and each of its terms, as set forth in the Stipulation, is in the best interests of Rockwell; and (2) the Settlement confers substantial benefits on the Company and its stockholders.

VI.	TERMS OF SETTLEMENT
The Board agrees to implement within ninety (90) days of final settlement approval, and to maintain for a minimum period of four (4) years (the "Compliance Term"), the corporate governance reforms detailed below (the "Reforms"). Defendants acknowledge that the commencement, litigation, and settlement of the Litigation was the cause of the Board's decision to implement and maintain the Reforms, and that the Reforms confer substantial benefits on the Company and its stockholders.

A.	Enhanced Board Independence
1.Separate Chairman/CEO: The Company shall formalize a requirement that, at all times, the positions of Chairman of the Board ("Chairman") and Chief Executive Officer ("CEO") will not be occupied by the same individual.
2.    Director Term Limits: Rockwell shall amend its Corporate Governance Guidelines to include a term limit of ten (10) years for all directors; provided, however, that a director may serve for longer than ten years upon approval of then-current independent members of Rockwell's Board (with the interested director abstaining from such vote).

B.	Stockholder Input
The Board's Bylaws shall be amended, as necessary, to include, and shall reflect throughout the Compliance Term, the following:
1.    No later than the last day of the month in which stockholder proposals are due under Rule 14a-8, the Company shall distribute to the entire Board all proposals received by the Company. After the distribution to the Board, and before the making of any recommendation to the Board or any of its members concerning a response, approval or disapproval, Rockwell's legal counsel and senior management shall discuss with the Board Chairman and the chairperson ("Chair") of any Board committee responsible for oversight of the subject matter of the proposal, if applicable, the financial, legal, practical and social implications of approval and implementation of the proposal.
2.    Where a stockholder proposal has been made, the Company shall timely contact the proponent of the proposal to arrange a teleconference or an in-person meeting to discuss the proposal and its financial, legal, social and practical implications. If the proponent agrees to a meeting or teleconference, the Board Chairman and/or Chair of any Board committee responsible for the oversight of the subject matter of the proposal shall attend.
3.    Rockwell's legal counsel and senior management, with the authorization of the Board Chairman or the Chair of any Board committee responsible for oversight of the subject matter of the proposal, may prepare a response to the stockholder proposal and/or submit a no-action request to the SEC pursuant to Section 14(a) of the Exchange Act, and SEC Rule 14a-8, promulgated thereunder.
4.    Before the filing of a proxy statement that makes a recommendation concerning any stockholder proposal submitted in accordance with Rule 14a-8, a draft of the recommendation shall be reviewed and approved by the Board.

C.	Enhancements to Disclosure Committee Duties and Responsibilities
The Charter of the Disclosure Committee shall be amended to provide as follows:
1.    The Disclosure Committee shall record minutes of all meetings, and shall provide the Audit Committee with all meeting minutes and, at the request of the Audit Committee, all materials, exhibits and attachments reviewed in connection with the preparation and review of each of the Company's periodic reports filed under the Exchange Act on Forms 10-K and 10-Q, as well as proxy statements and quarterly earnings releases.
2.    Before each periodic report on Form 10-K or Form 10-Q is filed, the Chair of the Disclosure Committee or his or her designee shall report to the Audit Committee regarding the Disclosure Committee's deliberations, activities, and disclosure recommendations on such filings.

3.    The Disclosure Committee shall be responsible for evaluating the materiality of information and events relating to or affecting the Company, and determining the timing and appropriate method of disclosure of information deemed material.
4.    At least on a quarterly basis, the Disclosure Committee Chair shall prepare and submit to the Audit Committee a report regarding any concerns about actual or potential disclosure issues.
5.    The Company shall post the Disclosure Committee Charter on its website.

D.	Enhancements to Audit Committee Duties and Responsibilities
1.    The Audit Committee Charter shall be amended to provide that the Audit Committee will be responsible for overseeing the work of the Disclosure Committee. The Audit Committee shall meet at least quarterly with the Chair of the Disclosure Committee and discuss matters of potential significance to Rockwell's compliance with securities laws, the adequacy of the Company's internal controls over financial reporting, and the Company's published earnings guidance (if any).
2.    The Audit Committee Charter and other Company policies shall be amended as necessary to provide mechanisms for periodic and ad hoc reporting to the Audit Committee and the Disclosure Committee by the operational units in which matters arise that are material to the Company's financial reporting and related disclosures.
3.    Committee policies shall be amended as necessary to reflect that all Company employees are expected to cooperate with Audit Committee investigations, and that any failure to cooperate may be grounds for discipline by the Board, including, but not limited to, termination, in the sole discretion of the Board.

E.	Whistleblower Program and Policy

1.    The Board shall require the Company to maintain a formal written policy protecting whistleblowers who, in good faith, report actual or suspected violations of laws or Company policies (the "Whistleblower Policy")
2.    The Company's Whistleblower Policy shall, inter alia, address the following points:

(a)
Encourage individuals to report known ethical and legal violations, and/or their reasonable beliefs that ethical and legal violations have occurred (with such reports to be made, as appropriate, to the employee's supervisor, the Audit Committee, or a third-party operated "Whistleblower Hotline") so that action may be taken to resolve the problem. Complaints submitted through the Whistleblower Hotline shall be reviewed by the Audit Committee, in consultation with and under the supervision of legal counsel, and presented to the full Board as appropriate;

(b)
State that Rockwell is serious about adherence to its corporate governance policies and that whistleblowing is an important tool in achieving this goal, including by making clear that it is both illegal and against Rockwell's policy to discharge, demote, suspend, threaten, intimidate, harass or in any manner discriminate against whistleblowers, and that executives may be subject to penalties, including termination, for retaliation against whistleblowers;

(c)
Make clear that whistleblower complaints may be directed to the Audit Committee in addition to the Whistleblower Hotline, and that complaints will be handled by these parties anonymously and in confidence;

(d)
Make clear that if a whistleblower brings his or her complaint to an outside regulator or other governmental entity, he or she will be protected by the terms of the Whistleblower Policy just as if he or she directed the complaint to the Audit Committee, the employee's supervisor, and/or the Whistleblower Hotline; and

(e)
Make clear that if an employee is subject to an adverse employment decision as a result of whistleblowing, the employee may assert a claim for impermissible retaliation under applicable laws and regulations. The Company shall provide a written communication at least annually reminding employees of whistleblower options and whistleblower protections set forth in the Company's policies, as well as posting such policies on the Company's intranet (or through similar means of providing notice to employees).

3.    The Audit Committee shall receive at least quarterly: (i) a report on hotline usage trends; and (ii) a report on statistics regarding the results of whistleblower complaints (i.e., the percentage that led to investigation, the percentage referred to Human Resources, etc.).
4.    A log of whistleblower complaints, as well as the results of all investigations of complaints, shall be memorialized in writing and maintained for a period of not less than one year.
5.    The Company's General Counsel (if any) shall have access to the log at any time and shall oversee (together with the Audit Committee) any internal investigations into complaints relating to ethics and/or compliance.
6.    The Audit Committee shall have access to the log at any time, and shall receive timely reports from the Company's General Counsel (if any) regarding any complaints raising material ethics and/or compliance risks, including updates regarding any investigations into such complaints.
7.    To the extent applicable, at each regularly scheduled Board meeting, the Board shall be provided with a summary of the types of complaints received, as well as any material information resulting from any internal investigation into such complaints.
8.    The Whistleblower Policy shall at all times be publicly available on the Company's website.

F.	Enhanced Nominating and Corporate Governance Committee Responsibilities
1.    The Governance Committee Charter shall be amended to reflect that the Governance Committee is responsible for evaluating all stockholder proposals submitted in accordance with Rule 14a-8 and making recommendations to the Board regarding such proposals.

2.    The Governance Committee Charter shall be amended to include the responsibility for evaluating disciplinary recommendations for executive officers and directors, and, together with the Company's independent directors (excepting any independent director who may be the subject of disciplinary review), making final determinations regarding such discipline.
3.    At least once annually, the Governance Committee shall conduct a formal evaluation of Rockwell's director nomination processes, compare these processes with best practices, and develop recommendations to the Board regarding any actions to take based on its evaluation, including the implementation of new processes and procedures as necessary.
4.    In accordance with its duties to develop principles of corporate governance and recommend such principles to the Board, the Governance Committee shall ensure that any agreed upon corporate governance principles or guidelines are available to the public through the Company's website.
5.    Rockwell shall post the amended Governance Committee Charter on its website.

G.	Enhanced Compensation Committee Responsibilities
1.    To the extent that the Company is not already required to do so, the Company shall make additional disclosures in its definitive annual meeting proxy statements beginning with its 2020 definitive proxy statement. These additional disclosures shall provide an overview of the Company's compensation philosophy and compensation-setting process for directors and officers, including (at a minimum): (a) a description of the involvement of any independent compensation consultant in the compensation-setting process; (b) the peer group used in setting compensation for directors and officers in a given year; and (c) a description of the use of benchmarking data in setting executive compensation, and any peer group benchmarking analysis employed in setting such compensation.
2.    The Board shall annually review and approve the compensation payable to directors and executive officers, including any recommendation by the Compensation Committee as to changes in the compensation payable to directors and/or executive officers.
3.    In determining, setting, or approving annual short-term compensation arrangements, the Compensation Committee shall take into account the particular executive's performance as it relates to both legal compliance and compliance with the Company's internal policies and procedures.
4.    In determining, setting, or approving termination benefits and/or separation pay to executive officers, the Compensation Committee shall take into consideration the circumstances surrounding the particular executive officer's departure and the executive's performance as it relates to both legal compliance and compliance with the Company's internal policies and procedures.
5.    Rockwell shall post the amended Compensation Committee Charter on its website.

VII.	SETTLEMENT HEARING
1.    The Court has scheduled a Settlement Hearing which will be held on August 11, 2020 at 10:30 a.m., in the United States District Court for the Eastern District of New York, located at 225 Cadman Plaza East, Brooklyn, NY, Courtroom N2E, to:

a)	determine whether the Settlement should be approved by the Court as adequate, fair, and reasonable;

b)	determine whether Judgment should be entered pursuant to the Stipulation;

c)	consider Plaintiffs' Counsel's attorneys' fees and expenses and incentive awards for Plaintiffs; and

d)	rule on such other matters as the Court may deem appropriate.
2.    The Court has reserved the right to adjourn the Settlement Hearing or any subsequently scheduled hearing, including the consideration of Plaintiffs' Counsel's attorneys' fees and expenses, without further notice of any kind other than oral announcement at the Settlement Hearing or any subsequently scheduled hearing, and the Court has retained jurisdiction with respect to implementation and enforcement of the terms of the Stipulation and the Judgment to be entered in the Litigation and to consider any matters or disputes arising out of or relating to the Settlement.
3.    The Court has reserved the right to approve the Settlement at or after the Settlement Hearing with such modification(s) to the Stipulation as may be consented to by the Settling Parties and without further notice to Rockwell's current shareholders.

VIII.	Right to Appear and Object
1.    Any person who objects to the Settlement, the Judgment to be entered in the Litigation, and/or Plaintiffs' Counsel's attorneys' fees and expenses or incentive awards for Plaintiffs, or who otherwise wishes to be heard, may appear in person or by counsel at the Settlement Hearing and request leave of the Court to present evidence or argument that may be proper and relevant; provided, however, that, except by order of the Court for good cause shown, no person shall be heard and no papers, briefs, pleadings or other documents submitted by any person shall be considered by the Court unless not later than fourteen (14) calendar days prior to the Settlement Hearing such person files with the Court and serves upon counsel listed below: (a) a written notice of intention to appear; (b) proof of current ownership of Rockwell stock, as well as documentary evidence of when such stock ownership was acquired; (c) a statement of such person's objections to any matters before the Court, including the Settlement, the proposed Judgment, or Plaintiffs' Counsel's attorneys' fees and expenses and/or the incentive awards for Plaintiffs; (d) the grounds for such objections and the reasons that such person desires to appear and be heard, as well as all documents or writings such person desires the Court to consider; (e) a description of any case, providing the name, court, and docket number, in which such person or his or her attorney, if any, has objected to a settlement in the last three years; and (f) a proof of service signed under penalty of perjury. Such filings shall be served electronically via the Court's ECF filing system, by hand, or by overnight mail upon the following counsel:

Plaintiffs’ Counsel:	Defendants’ Counsel:
Shane P. Sanders Robbins LLP 5040 Shoreham Place San Diego, CA 92122	Brian M. Lutz Gibson, Dunn & Crutcher LLP 200 Park Avenue, 47th Floor New York, NY 10166	Daniel Roeser Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, NY 10018

2.    Unless the Court otherwise directs, no person shall be entitled to object to the approval of the Settlement, any judgment entered thereon, any award of attorneys' fees and expenses or incentive awards for Plaintiffs, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above. Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding. If the Court approves the Settlement provided for in the Stipulation following the Settlement Hearing, Judgment shall be entered substantially in the form attached as Exhibit B to the Stipulation.

IX.	INTERIM INJUNCTION
1.    All proceedings in the Litigation, other than such proceedings as may be necessary to carry out the terms and conditions of the Settlement, have been stayed and suspended until further order of the Court. Except as provided in the Stipulation, pending the final determination of whether the Settlement should be approved by the Court, none of the Settling Parties shall institute, commence, prosecute, continue, or in any way participate in, whether directly, representatively, individually, derivatively on behalf of Rockwell, or in any other capacity, any action or other proceeding asserting any Released Claims, subject to the definitions set forth below.

2.    "Related Person" means each and all of a Person's past, present, or future related parties, including their children, stepchildren, parents, stepparents, spouses (i.e., a husband, a wife, or a partner in a state-recognized domestic relationship or civil union), siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law, associates, affiliates, divisions, subsidiaries, officers, directors, stockholders, owners, members, representatives, employees, attorneys, auditors, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, lobbyists, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other person or entity acting or purporting to act for or on behalf of any Person, and each of their respective predecessors, successors, assignees and assigns.
3.    "Released Claims" means all Released Plaintiffs' Claims and all Released Defendants' Claims.
4.    "Released Plaintiffs' Claims" means any and all claims (including Unknown Claims (as defined in Paragraph 1.16 of the Stipulation)), demands, debts, losses, damages, duties, rights, disputes, actions, causes of action, liabilities, obligations, judgments, suits, matters, controversies, proceedings, or issues, of any kind, nature, character, or description whatsoever (and including, but not limited to, any claims for damages, whether compensatory, consequential, special, punitive, exemplary, or otherwise, and any and all fees, costs, interest, expenses, or charges), whether known or unknown, contingent or absolute, suspected or unsuspected, foreseen or unforeseen, disclosed or undisclosed, apparent or not apparent, accrued or unaccrued, matured or unmatured, liquidated or not liquidated, asserted or unasserted, at law or in equity, that have been asserted, could have been asserted, or in the future could be asserted by Plaintiffs, Rockwell (on behalf of itself and each of its Related Persons), and/or any Rockwell shareholder derivatively on behalf of Rockwell against any Released Persons in the Litigation or in any other court, tribunal, forum or proceeding (including, but not limited to, any claims arising under U.S. federal, state or local law, foreign law, common law, statutory law, administrative law, rule, regulation, or at equity), relating to alleged fraud, breach of any duty (including, but not limited to, breaches of fiduciary duties, breaches of the duty of care, or breaches of the duty of loyalty), negligence or gross negligence, mismanagement or gross mismanagement, corporate waste, abuse of control, unjust enrichment, disgorgement, recoupment, contribution or indemnification, violations of the federal securities laws, or otherwise that are based upon, are related to, or arise from: (i) the claims, facts, matters, transactions, events, occurrences, acts, disclosures, statements, representations, omissions or failures to act, or any other circumstances, which were alleged or referred to in the Litigation; (ii) compensation, pay, bonus, severance, or benefits received by any Released Person relating to or in connection with any allegations made in the Litigation; and/or (iii) the settlement of the Litigation and the reasonable attorneys' fees, costs, and expenses incurred in defense thereof, except for any claims to enforce the Settlement. For purposes of clarity, the Settlement is not intended to and does not release any claims arising from or relating in any way to the allegations made in Mulkie-Bey, Jr. v. Rockwell Medical, Inc. No. 2020-0317 (Del. Ch. April 29, 2020), or any claims arising from or relating in any way to the allegations made in that action that are subsequently brought in any other lawsuit.
5.    "Released Defendants' Claims" means any and all claims, demands, suits, matters, issues, causes of action, liabilities, obligations, expenses, damages, losses, judgments, or any other matters of any kind, including Unknown Claims (as defined in Paragraph 1.16 of the Stipulation), whether under state, federal or foreign law that have been, could have been, or in the future could be asserted in any forum by the Released Persons, collectively, any of them individually, or by the successors and assigns of any of them against any of the Plaintiffs or their beneficiaries, Plaintiffs' Counsel, or Rockwell that arise out of or relate in any way to the institution, prosecution, or settlement of the Litigation (except for claims to enforce the terms of the Settlement). Released Defendants' Claims shall not include any claims to enforce the Settlement, or any indemnification, advancement or insurance claims that any Released Person has or may have, including, but not limited to, any rights any Released Person has or may have related to any pending or threatened civil or government proceedings.
6.    "Released Persons" means any and all of the Defendants and any and all of their Related Persons.

X.	RELEASES
1.    If the Court approves the Settlement, the Litigation will be dismissed with prejudice and on the merits and the Released Claims will be fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged with prejudice and without costs (except as stated herein).

XI.	PLAINTIFFS' COUNSEL'S ATTORNEYS' FEES AND EXPENSES
1.    Plaintiffs and Rockwell negotiated in good faith and on an informed basis as to what would be a reasonable award of attorneys' fees and expenses and reasonable incentive awards for Plaintiffs in recognition of the benefits conferred upon Rockwell as a direct result of the commencement, litigation, and settlement of the Litigation. Plaintiffs and Rockwell agreed that the Individual Defendants shall cause their insurers to pay Plaintiffs' Counsel the agreed-to amount of $450,000 (the "Fee and Expense Amount"). Plaintiffs and Rockwell further agree that under no circumstances shall Defendants be responsible for paying more than the agreed-upon Fee and Expense Amount to Plaintiffs or their counsel.

2.    The Settling Parties agreed that Plaintiffs' Counsel may apply to the Court for a service award of up to $2,500 for each of the Plaintiffs, only to be paid upon Court approval and to be paid from Plaintiffs' Counsel's Fee and Expense Amount, in recognition of Plaintiffs' participation and effort in the prosecution of the Litigation. The failure of the Court to approve any requested service award, in whole or in part, shall have no effect on the Settlement. Neither Rockwell nor any of the Individual Defendants shall be liable for any portion of any service award.
3.    Plaintiffs shall file and serve their opening brief and papers in support of final approval of the Settlement and their attorneys' fees and expenses and incentive awards for Plaintiffs no later than twenty-eight (28) calendar days before the Settlement Hearing. Any Party's objection to Plaintiffs' Counsel's motion for final approval of the Settlement and Plaintiffs' Counsel's attorneys' fees and expenses and incentive awards for Plaintiffs shall be filed and served no later than fourteen (14) calendar days before the Settlement Hearing. Any briefs in response to any objection(s) to either the Settlement or Plaintiff's Counsel's attorneys' fees and expenses and incentive awards for Plaintiffs shall be filed and served no later than seven (7) calendar days before the Settlement Hearing.

XII.	NOTICE TO PERSONS OR ENTITIES HOLDING OWNERSHIP ON BEHALF

OF OTHERS

1.    Brokerage firms, banks and/or other persons or entities who currently hold shares of common stock of Rockwell are directed promptly to send this Notice to all of their respective beneficial owners. If additional copies of the Notice are needed for forwarding to such beneficial owners, they may be obtained from JND Legal Administration at the below address, or by downloading this information at www.RockwellDerivLitigation.com.
Rockwell Medical Derivative Ligation
c/o JND Legal Administration

P.O. Box 91350
Seattle, WA 98111

XIII.	SCOPE OF THIS NOTICE
1.    This Notice is not all-inclusive. The references in this Notice to the pleadings in the Litigation, the Stipulation, and other papers and proceedings are only summaries and do not purport to be comprehensive. For the full details of the Litigation, the claims and defenses which have been asserted by the Settling Parties, and the terms and conditions of the Settlement, including a complete copy of the Stipulation, Rockwell's current stockholders are referred to the documents filed with the Court.

XIV.	FURTHER INFORMATION
1.    Inquiries or comments about the Settlement may be directed to the attention of Plaintiffs' Counsel as follows:
Shane P. Sanders
Robbins LLP
5040 Shoreham Place
San Diego, CA 92122
PLEASE DO NOT CONTACT THE COURT OR THE CLERK'S OFFICE

DATE:	June 2, 2020